Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                                 INDIGINET, INC.
    ------------------------------------------------------------------------
    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P87000082722
            ---------------------------------------------------------
                   (Document number of corporation (if known)

Pursuant to the provision of section 607.1006, Florida Statutes, this FLORIDA PROFIT CORPORATION adopts the following amendment(s) to Its Articles of
Incorporation:

NEW CORPORATE NAME (IF  CHANGING):
----------------------------------

--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or abbreviation "P.A.")

AMENDMENTS  ADOPTED-  (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or
--------------------
Article  Title(s)  being  amended,  added  or  deleted:  (BE  SPECIFIC)
                                                          ------------

Article  IV,  as  previously  amended,  is  hereby further amended by adding the
--------------------------------------------------------------------------------
following  as  paragraph  4.3:  On  August  16, 2004 (the "Effective Date"), the
--------------------------------------------------------------------------------
issued  shares  of  common  stock, no par value per share. ("Old Common Stock"),
--------------------------------------------------------------------------------
outstanding  or  held  as  treasury  shares  as  of the close of business on the
--------------------------------------------------------------------------------
Effective  Date,  shall  automatically  without  any  action  on the part of the
--------------------------------------------------------------------------------
holders  of the Old Common Stock be reverse split (the "Split") on a one-for-two
--------------------------------------------------------------------------------
hundred  fifty  basis so that two hundred fifty (250) shares of Old Common Stock
--------------------------------------------------------------------------------
shall  be  converted into and reconstituted as one (1) share of Common Stock, no
--------------------------------------------------------------------------------
par  value per share, ("New Common Stock"). Any fractional shares resulting will
--------------------------------------------------------------------------------
be  exchanged  for  cash at the closing price per share on August 16, 2004. Each
--------------------------------------------------------------------------------
holder of a certificate or certificates which immediately prior to the Effective
--------------------------------------------------------------------------------
Date  represented  outstanding  (CONTINUATION  ATTACHED)
--------------------------------------------------------------------------------
                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)


                                      N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  (continued)

The date of each amendment(s) adoption:  August  4,  2004
                                         ---------------------------

Effective date IF APPLICABLE: August  16,  2004
                  ----------  --------------------------------------------------
                               (no more than 90 days after amendment file date)

Adoption  of  Amendment(s)       (CHECK  ONE)
                                  ----------

     [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The number of votes cast for the amendment(s) was/were sufficient for approval by
                                             ---------------------------------."
                                                       (voting  group)


     [_] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 9th day of August, 2004.
            ---        ------

          Signature  /s/ Mark Ellis
                     -------------------------------------------------------
                    (By a director, president, or other officer- if directors or officers have not been selected, by an incorporator- if in the hands of a receiver, trustee, or other court appointed fiduciary of that fiduciary)

                                         MARK ELLIS
                     -------------------------------------------------------
                          (Typed or printed name of person signing

                            PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     -------------------------------------------------------
                                 (Title of person signing)


                                FILING FEE: $35

                                 INDIGINET, INC.
                     CONTINUATION FOR ARTICLES OF AMENDMENT

     shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates (the "New Certificate") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are reclassified under the terms hereof. Until surrender, each Old Certificate will continue to be valid and represent New Common Stock equal to one-two hundred fiftieth the number of shares of Old Common Stock excluding any fractional shares. The shares of Old Common Stock are hereby changed into shares of New Common Stock at the rate of one-for-two hundred fifty.